Exhibit 10.21A

STOCKHOLDERS’ AGREEMENT

     THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made as of October 26, 2001 by and among Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Founding Stockholders who become parties to this Agreement by executing counterpart signature pages hereto and by authorizing the inclusion of their names on Schedule I hereto (the “Founding Stockholders”), and who are signatories to the Stockholders’ Agreement dated December 28, 1999, as amended by a certain Amendment No. 1 to Stockholders’ Agreement dated in March 2000 (the “Existing Stockholders’ Agreement”), the Series A Investors who become parties to this Agreement by executing counterpart signature pages hereto and by authorizing the inclusion of their names on Schedule II hereto, and who are signatories to the Existing Stockholders’ Agreement (the “Series A Investors”), and the Series B Investors who become parties to this Agreement by executing counterpart signature pages hereto and by authorizing the inclusion of their names on Schedule III hereto (the “Series B Investors”). The parties to this Agreement, other than the Company, are sometimes collectively referred to herein as the “Stockholders.” The Series A Investors and the Series B Investors are sometimes collectively referred to herein as the “Investors”.

BACKGROUND

WHEREAS, the Company, the Founding Stockholders and the Series A Investors entered into a Series A Convertible Preferred Stock Purchase Agreement dated as of December 28, 1999 (the “Series A Purchase Agreement”) providing for, among other things, the purchase by the Series A Investors of shares of the Company’s Series A Preferred Stock and, as part of that transaction, executed the Existing Stockholders’ Agreement; and

WHEREAS, the Company is now offering and selling to certain existing Stockholders and new investors, Series B Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement dated as of even date herewith (the “Series B Purchase Agreement”); and

WHEREAS, the parties entering into the Series B Purchase Agreement are required, as part of that transaction, to become signatories to this Agreement; and

WHEREAS, the Company, the Founding Stockholders, the Series A Investors and the Series B Investors desire to amend and restate, in its entirety, the Existing Stockholders’ Agreement to allow for, among other things, the inclusion of the Series B Investors as signatories and for this Agreement to govern the rights and obligations of the Stockholders as set forth herein, and intend that the Existing Stockholders’ Agreement be superseded and replaced by this Agreement. Terms used herein are as defined in the Series B Purchase Agreement unless otherwise defined herein.

WITNESSETH:

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

1. BOARD OF DIRECTORS AND BYLAWS

1.1 The Stockholders shall vote their respective shares of Common Stock, Preferred Stock, and any other voting securities of the Company now owned or hereafter acquired or controlled by them entitling the holder thereof to vote generally in the election of directors of the Company (collectively, “Voting Stock”), and to otherwise use commercially reasonable efforts as Stockholders, at all times to (i) cause and maintain the election to the Board of Directors of the Company (the “Board”) of; (1) one (1) representative of Oxford Bioscience Partners, whose current nominee is Dr. Alan G, Walton (“Walton”), (2) one (1) representative of Forward Ventures, L.P., whose current nominee is Dr. Ivor Royston ( Royston”) (Walton and Royston being collectively referred to as the “Series A Members”), (3) one (1) representative of Sofinov Société Financière D’Innovation Inc. (“Sofinov”), whose initial nominee shall be Dr. Luc Marengère (the “First Series B Member”), (4) one (1) representative of GIMV, whose initial nominee shall be Patrick Van Beneden (the “Second Series B Member”), (5) one (1) representative of Euclid-SR Partners, whose initial nominee shall be Dr. Raymond Whitaker (the “Third Series B Member”), (6) the Chief Executive Officer of the Company, who is presently Dr. Kenneth C. Carter, (7) Mr. Brad Lorimier, and in the event of his death, incapacity, resignation or removal, another independent member to be selected by a majority of the remaining members of the Board, (8) Dr. William Scott, and in the event of his death, incapacity, resignation or removal, another independent member to be selected by a majority of the remaining members of the Board, (9) an independent member to be selected by a majority of the remaining members of the Board; (ii) maintain the size of the Board at nine (9) members; (iii) cause and maintain the election of at least one (1) of the Series A Members, as approved by a majority of the Series A investors, and one (1) of the First Series B Member, the Second Series B Member or the Third Series B Member, as approved by a majority of the Series B Investors, to each committee of the Board; (iv) reimburse each Member for all reasonable expenses incurred by him in connection with attending meetings of the Board and the committees of the Board; and (v) procure and maintain a Directors and Officers liability insurance policy for each member of the Board with minimum limits of liability of $4,000,000 in the aggregate. In the event that no majority decision can be reached among the remaining members of the Board as to the selection or removal of any independent director, such independent director shall be selected or removed by Stockholders holding at least sixty percent (60%) of the then outstanding Common Stock (calculated on an as-converted basis only) then held by the Stockholders.

1.2 Each party designating a director shall have the right to remove and replace its respective designee from the Board, and in the event of any vacancy on the Board, the Board shall promptly fill such vacancy, and if necessary to fill the vacancy promptly, each Stockholder shall vote to fill such vacancy, in all cases subject to the rights of the parties listed in Section 1.1 above.

1.3 The consent of the majority of the Board shall be required for any action of the Company, whether taken by a committee established by the Board or otherwise, that (i) appoints or changes the Company’s auditors, (ii) establishes or amends the Company’s budgets, (iii) amends any employee stock option or incentive plan or creates any new employee stock option or incentive plan, (iv) deals with the granting of options pursuant to any such plans and their vesting schedule or (v) results in the hiring or firing of, or any change in the compensation of, any senior officer of the Company. The consent of all members of the Board shall be required for any action that would result in the consent of the majority of the Board not being required in connection with any decision regarding the granting or vesting of any of such options.

1.4 The Company shall not amend its by-laws in any manner which is inconsistent with this Agreement, and the Stockholders shall vote their respective Voting Stock and otherwise use commercially reasonable efforts as Stockholders to prevent any amendment of the by-laws inconsistent with this Agreement.

2. INSPECTION

2.1 The Company shall permit and cause each of its subsidiaries (if any) to permit each Stockholder that (alone or together with its Affiliates) holds at least two hundred and fifty thousand (250,000) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Shares (as adjusted from time to time in the event of a stock split, consolidation, stock dividend, distribution, reclassification or other similar event with respect thereto) (and such professional advisers as any such Purchaser may designate) reasonable access at reasonable frequency during normal business hours to visit and inspect any of the properties of the Company and its subsidiaries, to examine their Books and Records and to take copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such representatives and designees such affairs, finances and accounts), and to consult with and advise the management of the Company and its subsidiaries as to its affairs, finances and accounts; provided, however, that, in conducting its visits and inspections, such Purchaser and its representatives and designees shall undertake reasonable efforts to avoid interference with the ordinary operation of the Company’s business; and provided, further, that the Company may require, as a condition to the disclosure of any of the Company’s confidential or proprietary information to any such Purchaser or any representative or designee of such Purchaser, that such Purchaser and such representative or designee execute a non-disclosure agreement in form reasonably acceptable to the Company.

3. RESTRICTIONS ON TRANSFER

3.1 No Stockholder may transfer, assign, cede, pledge, mortgage, hypothecate, charge or otherwise encumber, alienate or dispose of, in any manner whatsoever, (a “Transfer”), the whole or any part of its Voting Stock, or any interest therein, except in accordance with the provisions of this Agreement. In addition to the restrictions on Transfer set forth in this Agreement, each Stockholder hereby agrees that it shall not be entitled to Transfer any portion of the securities of the Company held by it to any person that is a competitor of the Company, without first notifying, and receiving the consent of the majority of, the Board. Any Transfer sought to be made, or made, in violation of this Agreement shall be ineffective.

4. FIRST REFUSAL RIGHTS

4.1 if any Founding Stockholder, Series A Investor or Series B Investor (the “Selling Stockholder”) receives from a third party dealing at arm’s length with, and not an Affiliate of, the Selling Stockholder (the “Third Party”), a bona fide written offer (the “Third-Party Offer”) to purchase for cash, at closing, any or all of such Selling Stockholder’s Voting Stock, which Third-Party Offer the Selling Stockholder is willing to accept, the Selling Stockholder shall first give written notice (a “Transfer Notice”) thereof to the Series B Investors who, for the purposes of this Section 4, where the Selling Stockholder is a Series B investor, shall not include such selling Series B Investor and the Series A Investors who, for the purposes of this Section 4, where the Selling Stockholder is a Series A Investor, shall not include such selling Series A Investor, identifying the proposed transferee, the number and designation of shares sought to be transferred (the “Offered Stock”), the proposed purchase price (the “Offered Price”), the terms of the Third-Party Offer, including the proposed closing date, and a copy of the Third-Party Offer. The Transfer Notice shall constitute an irrevocable offer, subject to the priorities set forth in, and the other provisions of, this Section 4, by the Selling Stockholder to sell all of the Offered Stock to the Series B Investors and the Series A Investors at the Offered Price and upon no less favourable terms and conditions to the Third Party than as set forth in the Third-Party Offer.

4.2 The number of shares of Offered Stock that each Series B investor shall be entitled to purchase shall be determined by multiplying the number of Offered Stock by a fraction, the numerator of which shall be the number of shares of Series B Preferred Stock then owned by the particular Series B Investor and the denominator of which shall be the total number of shares of Series B Preferred Stock then owned by all of the Series B Investors. To exercise its right to purchase the Offered Stock, a Series B Investor shall send a notice to that effect to the Selling Stockholder within thirty (30) days following its receipt of the Transfer Notice, indicating the number of Offered Stock it wishes to purchase.

4.3 If the Series B Investors elect, in accordance with Section 4.2 hereof, to purchase less than all of the Offered Stock, the Selling Stockholder shall so notify (the “Series B Notice”) the Series B Investors who have elected to purchase the maximum number of Offered Stock they are permitted to purchase, as determined under Section 4.2 hereof (the “Participating Series B Stockholders”), who shall then be permitted to purchase the remaining Offered Stock not previously purchased by the Series B Investors pursuant to Section 4.2 hereof (the “Remaining Offered Stock”). The number of Remaining Offered Stock that may be purchased by each Participating Series B Stockholder shall be determined by multiplying the number of Remaining Offered Stock by a fraction, the numerator of which shall be the number of shares of Series B Preferred Stock then owned by the particular Participating Series B Stockholder and the denominator of which shall be the total number of shares of Series B Preferred Stock then owned by all of the Participating Series B Stockholders. To exercise its right to purchase the Remaining Offered Stock, a Participating Series B Stockholder shall send a notice to that effect to the Selling Stockholder within ten (10) days following its receipt of the Series B Notice, indicating the number of Remaining Offered Stock it wishes to purchase.

4.4 If less than all of the Remaining Offered Stock has been purchased by the Participating Series B Stockholders, the Selling Stockholder shall so notify the Series A Investors (the “Series A Notice”), indicating the number of Remaining Offered Stock not purchased by the Participating Series B Stockholders (the “Balance Stock”), and the Series A Investors shall be permitted to purchase the Balance Stock. The number of Balance Stock that each Series A Investor shall be entitled to purchase shall be determined by multiplying the number of Balance Stock by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock then owned by the particular Series A Investor and the denominator of which shall be the total number of shares of Series A Preferred Stock then owned by all of the Series A Investors. To exercise its right to purchase the Balance Stock, a Series A Investor shall send a notice to that effect to the Selling Stockholder within ten (10) days following its receipt of the Series A Notice, indicating the number of Balance Stock they wish to purchase.

4.5 If the Series A Investors elect, in accordance with Section 4.4 hereof, to purchase less than all of the Balance Stock, the Selling Stockholder shall so notify (the “Series A Second Notice”) the Series A Investors who have elected to purchase the maximum number of Balance Stock they are permitted to purchase, as determined under Section 4.4 hereof (the “Participating Series A Stockholders”), who shall then be permitted to purchase the remaining Balance Stock not previously purchased by the Series A Investors pursuant to Section 4.4 hereof (the “Remaining Balance Stock”). The number of Remaining Balance Stock that may be purchased by each Participating Series A Stockholder shall be determined by multiplying the number of Remaining Balance Stock by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock then owned by the particular Participating Series A Stockholder and the denominator of which shall be the total number of shares of Series A Preferred Stock then owned by all of the Participating Series A Stockholders. To exercise its right to purchase the Remaining Balance Stock, a Participating Series A Stockholder shall send a notice to that effect to the Selling Stockholder within ten (10) days following its receipt of the Series A Second Notice, indicating the number of Remaining Balance Stock it wishes to purchase.

4.6 If less than all of the Offered Stock is purchased in accordance with Sections 4.2 through 4.5 hereof, the Selling Stockholder, if it is not a Founding Stockholder, shall be free to dispose of all of the Offered Stock and if the Selling Stockholder is a Founding Stockholder, all of the Remaining Balance Stock not purchased in accordance with Section 4.5 (the “Unpurchased Remaining Balance Stock”), within the ninety (90) day period following the expiry of the ten (10) day period set forth in Section 4.4 or 4.5 hereof, as applicable, to the Third Party, at a price not lower than the Offered Price, and upon terms no more favourable to the Third Party than those stipulated in the Transfer Notice, in all material respects; provided, however, that any such sale shall be subject to participation by the Series B Investors pursuant to the provisions of Section 5 hereof. As a condition to the effectiveness of such sale to the Third Party, the Third Party shall thereupon become a party to this Agreement as if it were the Selling Stockholder and shall confirm such fact by executing a counterpart of this Agreement, if the Offered Stock or Unpurchased Remaining Balance Stock, as the case may be, is not so disposed of by the Selling Stockholder within such ninety (90) day period, the Selling Stockholder shall continue to hold the Offered Stock or Unpurchased Remaining Balance Stock, as the case may be, subject to all of the terms and conditions of this Agreement and may not sell the Offered Stock or Unpurchased Remaining Balance Stock, as the case may be, without again complying with the provisions of this Section 4.

5. CO-SALE RIGHTS

5.1 After having complied with the provisions of Section 4 hereof, if the Selling Stockholder is permitted to sell the Offered Stock or the Unpurchased Remaining Balance Stock, as the case may be, to the Third Party, the provisions of this Section 5 shall apply to that portion of the Offered Stock or the Unpurchased Remaining Balance Stock, as the case may be, that is comprised of Common Stock or Series. A Preferred Stock (such portion of the Offered Stock or the Unpurchased Remaining Balance Stock, as the case may be, being referred to in this Section 5 as the “Offered Securities”).

5.2 The Selling Stockholder shall send a written notice (the “Tag Notice”) to the Series B Investors indicating the number of Offered Securities it proposes to sell to the Third Party pursuant to the Third-Party Offer.

5.3 A Series B Investor may elect to participate in such sale by sending a written notice to the Selling Stockholder, the Company and the Third Party to that effect within fifteen (15) days following its receipt of the Tag Notice.

5.4 The total number of Series B Preferred Stock that all of the Series B Investors may require the Third Party to purchase (the “Total Series B Co-Sale Number”) shall be determined by multiplying the number of Offered Securities (for the purposes of determining such number of Offered Securities, all Offered Securities which are Series A Preferred Stock shall be deemed to be converted into Common Stock), by a fraction, the numerator of which shall be the number of Common Stock into which all of the then outstanding Series B Preferred Stock held by those Series B Investors who have elected to participate in accordance with Section 5.3 hereof (the “Series B Co-Sale Participants”) may be converted, and the denominator of which shall be the number of Common Stock into which ail of the then outstanding Series B Preferred Stock held by the Series B Co-Sale Participants may be converted plus (a) the number of Common Stock into which the Selling Stockholders Series A Preferred Stock may be converted, where the Offered Securities are Series A Preferred Stock, and (b) the number of Common Stock held by the Selling Stockholder, where the Offered Securities are Common Stock, as the case may be (said denominator being referred to in this Section 5 as the “Series B Co-Sale Denominator”).

5.5 The number of Series B Preferred Stock that each Series B Co-Sale Participant may require the Third Party to purchase shall be determined by multiplying the number of Offered Securities (for the purposes of determining such number of Offered Securities, all Offered Securities which are Series A Preferred Stock shall be deemed to be converted into Common Stock), by a fraction, the numerator of which shall be the number of Common Stock into which the then outstanding Series B Preferred Stock held by such Series B Co-Sale Participant may be converted, and the denominator of which shall be the Series B Co-Sale Denominator.

5.6 The Company shall calculate the Total Series B Co-Sale Number and the number of Series B Preferred Stock that each Series B Co-Sale Participant may require the Third Party to purchase and shall forthwith after receiving the notice set forth at Section 5.3 hereof notify the Series B Co-Sale Participants of said numbers.

5.7 Each Series B Co-Sale Participant shall send a notice, within ten (10) days following receipt of the notice set forth at Section 5.6 hereof, to the Selling Stockholder, the Third Party and the Company indicating the number of Series B Preferred Stock that it wishes to require the Third Party to purchase, which number shall be expressed in its Common Stock equivalent for the purposes of the calculations hereunder (the total of all such numbers being referred to in this Section 5 as the “Participating Series B Co-Sale Number”), and the number of Offered Securities (for the purposes of determining such number of Offered Securities, all Offered Securities which are Series A Preferred Stock shall be deemed to be converted into Common Stock), that the Selling Stockholder may sell to the Third Party shall be reduced by the Participating Series B Co-Sale Number (such reduced number being referred to in this Section 5 as “Remaining Offered Securities”).

5.8 In the event that the Selling Stockholder is a Founding Stockholder and the number of Common Stock included in the Total Series B Co-Sale Number is greater than the number of Common Stock included in the Participating Series B Co-Sale Number (such remaining number of Common Stock being referred to in this Section 5 as “Remaining Common Stock Offered Securities”), the Company shall send a notice to the Series A Investors indicating the Remaining Common Stock Offered Securities and the Series A Investors may elect to participate in the sale to the Third Party by sending a written notice to the Selling Stockholder, the Third Party and to the Company to that effect within ten (10) days following its receipt of said notice from the Company (each such notifying Series A Investor being hereinafter referred to in this Section 5 as a “Series A Co-Sale Participant”).

5.9 The number of Series A Preferred Stock that each Series A Co-Sale Participant may require the Third Party to purchase shall be determined by multiplying the number of Remaining

Common Stock Offered Securities by a fraction, the numerator of which shall be the number of Common Stock into which the then outstanding Series A Preferred Stock held by such Series A Co-Sale Participant may be converted, and the denominator of which shall be the number of Common Stock into which all of the then outstanding Series A Preferred Stock held by the Series A Co-Sale Participants may be converted.

5.10 The Company shall calculate the number of Series A Preferred Stock that each Series A Co-Sale Participant may require the Third Party to purchase and shall, forthwith after receiving the notice set forth at Section 5.8 hereof, notify the Series A Co-Sale Participants of said numbers.

5.11 Each Series A Co-Sale Participant shall send a notice, within ten (10) days following the receipt of the notice set forth at Section 5.10 hereof, to the Selling Stockholder, the Third Party and the Company indicating the number of Series A Preferred Stock that it wishes to require the Third Party to purchase, which number shall be expressed in its Common Stock equivalent for the purposes of the calculations hereunder (the total of all such numbers being hereinafter referred to in this Section 5 as the “Participating Series A Co-Sale Number”), and the number of Remaining Common Stock Offered Securities that the Selling Stockholder may sell to the Third Party shall be reduced by the Participating Series A Co-Sale Number.

5.12 No Selling Stockholder shall sell any of the Offered Securities to a Third Party if such Third Party fails to allow the participation of the Investors in such sale in accordance with this Section 5.

6. DRAG ALONG RIGHTS

6.1 In the event that one (1) or more Series B Investors (the “Dragging Stockholders”) receive from a third party dealing at arm’s length with each of, and not an Affiliate of any of, the Dragging Stockholders (the “Buyer”), a bona fide written offer (the “Offer”) to purchase at closing any or all of such Dragging Stockholders’ Series B Preferred Stock (the “Drag Offer Shares”), which Offer holders of at least sixty percent (60%) of the then outstanding Series B Preferred Stock held by the Series B Investors are willing to accept, such Dragging Stockholders will have the right (the “Drag-Along Rights”) to require each of the holders of Common Stock and the Series A Investors and those Series B Investors not forming part of the Dragging Stockholders (the “Other Stockholders”) to sell to the Buyer the proportion of the Voting Stock held by it (the “Dragged Stock”) that is equal to the proportion that the Drag Offer Shares is to the total number of Series B Preferred Stock then held by all of such Dragging Stockholders, on the identical terms as the Dragging Stockholders by providing written notice of such election (the “Drag-Along Notice”) to the Company and the Other Stockholders. The Drag-Along Notice will include: (a) a statement of the Dragging Stockholders’ bona fide intention to sell or transfer the Drag Offer Shares; (b) the name and address of the Buyer; (c) the terms and conditions of the Offer; (d) the per share purchase price that the Buyer will pay for the Drag Offer Shares (being the amount to be paid for all of the Voting Stock without a premium for control); (e) the expected closing date of the proposed transaction; and (f) such other information as the recipient of such notice may reasonably request.

6.2 For the purposes of determining the price per share to be paid by the Buyer for the Drag Offer Shares and the Dragged Stock, all Stockholders shall be deemed to be selling shares of Common Stock and, accordingly, the Drag Offer Shares and the Dragged Stock shall, as applicable, be deemed to be converted into shares of Common Stock in the manner provided for in the Certificate of Incorporation of the Company.

6.3 Each sale by a Stockholder pursuant to this Section 6 shall be closed concurrently.

6.4 The exercise of the Drag-Along Rights shall prevent the exercise of the rights contained in Section 4 hereof.

7. SUBSCRIPTION RIGHTS

7.1 The Company shall, prior to any issuance of any New Securities (as such term is hereinafter defined) offer to each Stockholder, so long as such Stockholder then owns Voting Stock, by written notice (the “Subscription Notice”) the right to participate in the sale of the New Securities in accordance with the terms and conditions set forth below (the “Participation Right”).

7.2 The Subscription Notice shall describe the New Securities proposed to be issued by the Company and specify the number, price and payment terms. In the event that a Stockholder chooses to exercise its Participation Right in accordance herewith, the Company shall promptly sell and the Stockholder shall buy, upon the specified terms, the number of New Securities agreed to be purchased by such Stockholder pursuant to the provisions of this Section 7.

7.3 Each Series B Investor shall have twenty (20) days following receipt of the Subscription Notice to agree to purchase alt or part of its pro rata share of the New Securities under the terms set forth in the Subscription Notice, by giving written notice to the Company stating the number of New Securities to be so purchased. Such pro rata share shall be equal to a fraction, the numerator of which is the number of shares of Common Stock issued or issuable in respect of the shares of Series B Preferred Stock then held by such Series B Investor and the denominator of which is the total number of shares of Common Stock then issued or issuable (calculated on a fully-diluted, as-converted and exercised basts).

7.4 In the event that a Series B Investor does not exercise its Subscription Right or exercises its Subscription Right for less than all of its pro rata share of the New Securities, its pro rata share or its remaining pro rata share, as the case may be, (the “B Available New Securities”) may be purchased by each of the Series B Investors who has exercised its Subscription Rights for all of its pro rata share of the New Securities (a “Series B Participant”). The number of B Available New Securities that each Series B Participant shall be entitled to purchase shall be determined by multiplying the number of B Available New Securities by a fraction, the numerator of which is the number of shares of Common Stock issued or issuable in respect of the shares of Series B Preferred Stock then held by such Series B Participant and the denominator of which is the number of shares of Common Stock issued or issuable in respect of the shares of Series B Preferred Stock then held by all the Series B Participants.

7.5 The Company shall, forthwith following receipt of the notices set forth at Section 7.3 hereof, notify each of the Series B Participants of the number of New Securities it is entitled to purchase and each of the Series B Participants shall send a notice to the Company, in writing, within ten (10) days of receipt of the aforementioned notice from the Company, indicating the number of New Securities it wishes to purchase pursuant to Section 7.4 hereof.

7.6 Each Series A Investor shall have twenty (20) days following receipt of the Subscription Notice to agree to purchase all or part of its pro rata share of the New Securities under the terms set forth in the Subscription Notice, by giving written notice to the Company stating the number of New Securities to be so purchased. Such pro rata share shall be equal to a fraction, the numerator of which is the number of shares of Common Stock issued or issuable in respect of the shares of Series A Preferred Stock then held by such Series A Investor and the denominator of which is the total number of shares of Common Stock then issued or issuable (calculated on a fully-diluted, as-converted and exercised basis).

7.7 In the event that a Series A Investor does not exercise its Subscription Right or exercises its Subscription Right for less than all of its pro rata share of the New Securities, its pro rata share or its remaining pro rata share, as the case may be, (the “A Available New Securities”) may be purchased by each of the Series A Investors who has exercised its Subscription Rights for all of its pro rata share of the New Securities (a “Series A Participant”). The number of A Available New Securities that each Series A Participant shall be entitled to purchase shall be determined by multiplying the number of A Available New Securities by a fraction, the numerator of which is the number of shares of Common Stock issued or issuable in respect of the shares of Series A Preferred Stock then held by such Series A Participant and the denominator of which is the number of shares of Common Stock issued or issuable in respect of the shares of Series A Preferred Stock then held by all the Series A Participants.

7.8 The Company shall, forthwith following receipt of the notices set forth at Section 7.6 hereof, notify each of the Series A Participants of the number of New Securities it is entitled to purchase and each of the Series A Participants shall send a notice to the Company, in writing, within ten (10) days of receipt of its receipt of the aforementioned notice from the Company, indicating the number of New Securities it wishes to purchase pursuant to Section 7.7 hereof,

7.9 Each Founding Stockholder shall have twenty (20) days following receipt of the Subscription Notice to agree to purchase all or part of its pro rata share of the New Securities under the terms set forth in the Subscription Notice, by giving written notice to the Company stating the number of New Securities to be so purchased. Such pro rata share shall be equal to a fraction, the numerator of which is the number of shares of Common Stock then held by such Founding Stockholder and the denominator of which is the total number of shares of Common Stock then issued or issuable (calculated on a fully-diluted, as-converted and exercised basis).

7.10 In the event that a Founding Stockholder does not exercise its Subscription Right or exercises its Subscription Right for less than all of its pro rata share of the New Securities, its pro rata share or its remaining pro rata share, as the case may be, (the “Available New Securities”) may be purchased by each of the Founding Stockholders who has exercised its Subscription Rights for all of its pro rata share of the New Securities (a “Founding Stockholder Participant”). The number of Available New Securities that each Founding Stockholder Participant shall be entitled to purchase shall be determined by multiplying the number of Available New Securities by a fraction, the numerator of which is the number of shares of Common Stock then held by such Founding Stockholder Participant and the denominator of which is the number of shares of Common Stock then held by all the Founding Stockholder Participants.

7.11 The Company shall, forthwith following receipt of the notices set forth at Section 7.9 hereof, notify each of the Founding Stockholder Participants of the number of New Securities it is entitled to purchase and each of the Founding Stockholder Participants shall send a notice to the Company, in writing, within ten (10) days of receipt of its receipt of the aforementioned notice from the Company, indicating the number of New Securities it wishes to purchase pursuant to Section 7.10 hereof.

7.12 The Company shall be free at any time following the expiration of the notice periods set forth at Sections 7.5, 7.8 and 7.11 and prior to ninety (90) days after such time, to offer and sell to any third party or parties the number of New Securities not agreed by the Stockholders to be purchased, all at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Stockholders; provided that as a condition to the effectiveness of such sale to the third party or parties, each third party shall thereupon become a party to this Agreement as a Stockholder and shall confirm such fact by executing a counterpart of this Agreement. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 7.

7.13 For purposes hereof, “New Securities” means any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into, or exercisable or exchangeable for Common Stock or Preferred Stock except (i) upon conversion of any shares of any series of Preferred Stock of any class or series, (ii) as a stock dividend or upon any subdivision, consolidation or recapitalization of shares of Common Stock, provided that the securities issued pursuant to such stock dividend are limited to additional shares of Common Stock, (iii) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are outstanding on the date hereof, (iv) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, provided that such transactions are for non-equity purposes, (v) upon the issuance or pursuant to the exercise, of options to purchase Common Stock granted to employees, directors, officers, consultants or advisers of the Company under any stock option or similar plans, but only insofar as the total number of shares of Common Stock which may be issued pursuant to all of such plans does not exceed fifteen percent (15%) of the then issued and outstanding shares of Common Stock in the aggregate (calculated on a fully diluted as-converted and exercised basis) (for the purpose of making such calculation on a fully-diluted as-converted and exercised basis, all unissued options under such plans shall be deemed to have been issued and all options authorized under such plans shall be included in calculating such percentage), unless any such excess shall have been approved by all members of the Board and the holders of Series B Preferred Stock in the manner provided in the Certificate of Incorporation of the Company, (vi) in connection with a joint venture, research and development project or other strategic alliance, equipment financing arrangement, real property transaction, or other contract for goods and services, or in connection with the acquisition by the Company of a license of, or other rights in, intellectual property, provided that such transactions are for non-equity financing purposes and the aggregate of all issuances under this paragraph (vi) do not exceed five percent (5%) of the outstanding shares of Common Stock (calculated on a fully-diluted, as-converted and exercised basis) and (vii) upon the exercise of any right which was not itself issued in violation of the terms of this Section 7.

7.14 The Participation Right shall terminate upon any acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation of the Company) that results in the transfer of more than fifty percent (50%) of the outstanding voting securities of the Company or results in the holders of the outstanding voting securities of the Company immediately prior to such transaction holding less than a majority of the outstanding voting securities of the Company or the surviving or acquiring entity immediately thereafter.

8. PERMITTED TRANSFERS

8.1 Except as otherwise expressly provided herein, the restrictions on disposition of Voting Stock contained in this Agreement shall not be construed so as to limit the following Transfers of

Voting Stock or as to limit the assignment of the First Refusal Rights of Section 4 hereof and/or the Participation Rights of Section 7 hereof conferred on the Investors(“Permitted Transfers”):

8.1.1	Transfers of Voting Stock by a Founding Stockholder to or among such Stockholder’s Family Group (as such term is hereinafter defined) or by will or the laws of descent and distribution to such Stockholder’s Family Group;

8.1.2	Transfers of Voting Stock upon the death of a Founding Stockholder to his or her executors or administrators or legal successors, including without limitation trustee(s);

8.1.3	an involuntary Transfer by operation of law;

8.1.4	any Transfer of Voting Stock by a Stockholder to a partner or retired partner of such Stockholder if a partnership, or member or former member of such Stockholder if a limited liability company, or other Affiliate of the Stockholder as well as its equity holders;

8.1.5	any Transfer of Series A or Series B Preferred Stock pursuant to the exercise of a right of conversion contained in the Company’s Certificate of Incorporation, where the recipient of the shares of Common Stock issued upon the exercise of such right of conversion is the Stockholder exercising such right of conversion or a Permitted Transferee (as defined below) of such Stockholder; and

8.1.6	the First Refusal Rights of Section 4 hereof and/or the Participation Rights of Section 7 hereof, of a particular Investor may be assigned and exercised in whole or in part by such Investor’s Affiliates provided such Investor sends a written notice to the Company indicating the name of each participating Affiliate and the number of shares being acquired pursuant to said rights by each Affiliate.

8.2 Any Transfer of shares of Stock or assignment of the First Refusal Rights of Section 4 hereof and/or the Participation Rights of Section 7 hereof to any transferee pursuant to Sections 8.1.1, 8.1.2, 8.1.3, 8.1.4, or 8.1.6 hereof (each a “Permitted Transferee”) shall be valid only if the Permitted Transferee agrees in writing to be bound by this Agreement as if it were the transferring Stockholder and if all certificates of shares of Stock issued to such Permitted Transferee be inscribed with the legend referred to in Section 13 hereof. Permitted Transferees shall be deemed to be Stockholders for all purposes of this Agreement. For purposes of this Section 8, a Stockholder’s “Family Group” shall include such Stockholder’s spouse, parents, grandparents, siblings, children and grandchildren, as well as the parents, grandparents, siblings, children and grandchildren of such Stockholder’s spouse.

9. TERMINATION

9.1 This Agreement, and the respective rights and obligations of the Company and the Stockholders hereunder, shall terminate on the date of the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the sale of Common Stock to the public at a price per share of not less than two (2) times the Purchase Price (as adjusted for stock subdivisions, consolidations, dividends or other similar event) with gross proceeds of not less than $40,000,000 before deduction of underwriters commissions and expenses.

10. NOTICES

10.1 Any notice, authorization, request or demand required or permitted to be given hereunder shall be deemed to be given upon the earlier of the business day when received at, or the fifth day after the date when sent by certified or registered mail or the next following business day when sent by overnight delivery service to, the address of the Company’s principal executive offices in the case of any notice to the Company, and until changed by notice to the Company, the respective addresses of the Stockholders on file with the Company in the case of any notice to the Stockholders.

11. SPECIFIC PERFORMANCE

11.1 The rights of the Company and the Stockholders under this Agreement are unique and, accordingly, the Company and the Stockholders shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their respective rights hereunder by actions for specific performance to the extent permitted by law.

12. AMENDMENTS

12.1 Except as otherwise expressly provided herein, this Agreement may not be amended and the observance of any provision of this Agreement may not be waived, except by a written agreement executed by the Company, by Series B Investors holding, in the aggregate, at least sixty percent (60%) of the Series B Preferred Stock then held by the Series B Investors and by Stockholders holding, in the aggregate, at least sixty percent (60%) of the then outstanding Common Stock (calculated on an as-converted basis only) then held by the Stockholders. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series B Preferred Stock as Series B Investors pursuant to the Series B Purchase Agreement. The Company shall provide each Stockholder with written notice of any amendment or waiver of this Agreement. Notwithstanding anything contained herein to the contrary, (i) no modification or amendment shall be effected to change the percentage of the shares of Stock the consent of the holders of which is required under this Section 12, and (ii) any modification, amendment or waiver which alters or affects the right of a Stockholder to nominate a director shall also require the consent of such Stockholder.

13. LEGENDS

13.1 The Company shall cause each certificate or other instrument evidencing securities held by any of the Stockholders to bear a legend in the following form:

     “The securities evidenced by this certificate are subject to the terms of the Stockholders Agreement dated as of October ___, 2001, as it may be amended from time to time, among the issuer and other parties, a copy of which may be obtained without charge by the registered holder hereof within ten days of a request therefor from the Secretary of the issuer. No transfer of any interest in the securities evidenced by this certificate shall be effective unless permitted by, and made in accordance with, such Stockholders Agreement, and by accepting this certificate each holder of this certificate agrees to be bound by such Stockholders Agreement.”

14. DIVIDENDS IN STOCK, STOCK SPLITS, ETC.

14.1 If a stock dividend is paid on any shares of Stock held by any party to this Agreement, or if any shares of Stock held by any party to this Agreement are exchanged for shares of Stock of the Company of a different class or series, or for voting trust certificates evidencing any beneficial interest in such shares of Stock, or if any other event (such as a stock split, reclassification, or other similar event) shall occur, such that any Stockholder shall receive additional or replacement shares of Stock of she Company (whether of the same or a different class or series), such shares of Stock of the same or a different class or series, or such voting trust certificates, as the case may be, shall thereupon become subject to the provisions of this Agreement upon the same terms and conditions as the shares of Stock originally covered by this Agreement.

15. GENERAL

15.1 The preamble hereto shall form an integral part hereof.

15.2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

15.3 Any waiver, permit, consent or approval of any kind or character on the part of any party, of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

15.4 The Stockholders and the Company shall execute and deliver such writings and take such further actions, including voting their Voting Stock and causing their respective director designees to vote as members of the Board or committees thereof, as may be reasonably required or desirable in order to carry out the provisions hereof and the transactions contemplated hereby, including taking actions as Stockholders to cause the Company to comply with the obligations imposed on the Company under this Agreement.

15.5 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives, as well as any assignee of the Stockholders’ shares of Voting Stock.

15.6 This Agreement contains the entire agreement among the parties hereto regarding the subject matter hereof, and there are no agreements, representations or warranties with respect to the such subject matter that are not set forth herein. All prior negotiations, agreements and understandings among the parties regarding the subject matter hereof are superseded and replaced hereby.

15.7 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

15.8 If any one (1) or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed to be valid, legal, and enforceable to the maximum extent permitted by law.

15.9 As among the Stockholders and the Company, the provisions of this Agreement supersede any provision of the by-laws of the Company inconsistent herewith.

15.10 Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, and the singular the plural, (ii) references to one gender include all genders, (iii) “or” has the inclusive meaning identified with the phrase “and/or,” (iv) “including” has the inclusive meaning identified with the phrase “but not limited to” and (v) “hereunder” or “herein” refer to the entire Agreement. The section and other headings contained in this Agreement are inserted for reference purposes only and shall not control or affect the construction or interpretation of this Agreement in any respect. Section and subsection references contained in this Agreement are references to this Agreement unless otherwise specified.

IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement, under seal, as of the day and year first above written.

AVALON PHARMACEUTICALS, INC.
Per:	/s/ KENNETH C. CARTER
Kenneth C. Carter
President & CEO

SCHEDULE I

FOUNDING STOCKHOLDERS

Bradley G. Lorimier

Jeffery Cossman

Kenneth C. Carter

Meena Augustus

Oxford Bioscience Partners

Thomas G. David

Thomas Ried

SCHEDULE II

SERIES A INVESTORS

Alexandria Real Estate Equities

Ariane Health Ltd

David I. Entin

ETP/FBR Venture Capital LLC

Forward Ventures

GeneLogic

GIMV

Ying-Fei Wei & Guo-Liang Yu

Jonathan Cool

Ken Sorensen

Mac and Company

MD Dept. of Business & Economic Development

Oxford Bioscience Partners

Paul Milman

Schedule III

Avalon Pharmaceuticals, Inc.
Series B Investors

Closing Date	Investor	Shares (#)	Amount ($)
10/26/2001	Sofinov Socìété Financìère D’ Innovation	2,267,831	$8,000,001
	EuclidSR Partners, L.P.	2,267,831	8,000,001
	GIMV NV	1,998,737	7,050,745
	Oxford Bioscience Partners	1,432,442	5,053,082
	Forward Ventures	1,417,394	4,999,999
	H&Q Healthcare Investors	1,417,394	4,999,999
	MDS Capital	1,417,394	4,999,999
	Royal Bank of Canada	1,417,394	4,999,999
	GeneChem	1,133,915	3,999,999
	OrbiMed Associates L.L.C.	850,437	3,000,002
	KBL Partnership, L.P.	566,957	1 ,999.998
	ETP/FBR Venture Capital LLC	425,218	1 ,499,999
	Alexandria Real Estate Equities, L.P.	141,739	499,998
	GATX Ventures, Inc.	141,739	499,998
	Rock Castle Ventures, L.P.	56,696	200,001
	Susan Bierman Gruhin & Mark I. Gruhin, JT. TEN.	25,000	88,190
	Bradley G. Lorimier	20,000	70,552
	Jonathan Cool	10,000	35,276
	David L. Entin	5,000	17,638
		17,013,118	60,015,475

11/16/2001	AIG Global Investment Group	1,984,352	7,000,000
	MD Dept. of Business and Economic Development	70,870	250,001
	Paul Milman	18,500	65,261
		2,073,722	7,315,262

12/20/2001	JAFCO	566,958	2,000,001
	KBL Partnership, L.P.	11,841	41,770
		578,799	2,041,771

2/6/2002	Mulligan BioCapital AG	64,489	227,491
	Novartis BioVentures Ltd.	113,391	399,998
		177,880	627,489

	TOTAL	19,843,519	$69,999,998